Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT
Nigel Ekern
Chief Administrative Officer
Net Perceptions, Inc.
(203) 428-2040
nekern@kanders.com

Net Perceptions, Inc. Announces 2005 Results

STAMFORD, CONNECTICUT — March 31, 2006 — Net Perceptions, Inc. (OTC:NETP.PK) today announced financial results for the quarter and fiscal year ended December 31, 2005. Net Perceptions reported $59,000 in revenues for the fourth quarter of 2005 and $118,000 in revenues for the fiscal year ended December 31, 2005, compared to $30,000 and $927,000 during the comparable periods of 2004. Net loss for the fourth quarter of 2005 was $131,000 or $0.00 per diluted share compared to a net loss of $356,000 or $0.01 per diluted share during the comparable period of 2004. Net income for the fiscal year ended December 31, 2005 was $207,000 or $0.01 per diluted share compared to a net loss of $61,000 or $0.00 per diluted share during the comparable period of 2004. This increase in net income was principally due to a reduction in general and administrative expenses and to a lesser extent non-recurring items including $118,000 of royalty revenue and a gain from the settlement of a litigation of $223,000.

As of December 31, 2005, Net Perceptions’ cash, cash equivalents and marketable securities were $14.9 million (or $0.52 gross cash per share) compared to $14.4 million as of December 31, 2004. Gross cash per share at December 31, 2005 equals cash, cash equivalents and marketable securities of $14.9 million divided by 28.9 million common shares outstanding. Net Perceptions has provided this non-GAAP measure because it believes that it is useful to investors assessing the extent of Net Perceptions’ assets available for redeployment. Net Perceptions is unaware of any comparable GAAP measure.

Net Perceptions estimates that it has available federal net operating loss carry-forwards of approximately $120.9 million and research and development credit carry-forwards of approximately $151,000 which expire in varying amounts beginning in the year 2011, to the extent not limited under Section 382 of the Internal Revenue Code.

Nigel Ekern, Net Perceptions’ Chief Administrative Officer stated, “We continue our efforts to identify and evaluate suitable acquisition and merger opportunities as part of our strategy to redeploy our cash and utilize our net operating losses, to the extent available. Separately, in advance of a redeployment transaction, we are focused on closely managing our personnel-related and other general and administrative expenses associated with continuing to remain a public reporting company.”

Net Perceptions does not currently intend to hold conference calls to discuss quarterly earnings releases unless and until it consummates an acquisition in connection with its redeployment strategy. At such time, management plans to resume holding quarterly conference calls to review earnings and Net Perceptions’ operating performance.

Net Perceptions, formerly a provider of software business solutions, is seeking to redeploy its assets and use its cash, cash equivalent assets, and marketable securities to enhance stockholder value.

This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934. Information in this release includes Net Perceptions’ beliefs, expectations, intentions and strategies regarding Net Perceptions, its future and its products and services. Assumptions relating to the forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risks including our inability to execute successfully our planned effort to redeploy our assets to enhance stockholder value and the unavailability of our net operating loss carry forward. Net Perceptions cannot guarantee its future performance. All forward-looking statements contained in this release are based on information available to Net Perceptions as of the date of this release and Net Perceptions assumes no obligation to update the forward-looking statements contained herein.

For further information regarding the risks and uncertainties in connection with Net Perceptions’ business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Factors That May Affect Our Future Results” sections of Net Perceptions’ filings with the Securities and Exchange Commission, including but not limited to, its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained at our web site at http://www.netperceptions.com or the SEC’s web site at http://www.sec.gov.

NET PERCEPTIONS, INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2005 AND 2004
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

ASSETS
	2005	2004
CURRENT ASSETS:
Cash and cash equivalents	$203	$14,444
Marketable securities	14,659	—
Prepaid expenses and other current assets	123	40
Total current assets	14,985	14,484
Other assets:	210	239
Total assets	$15,195	$14,723

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accrued liabilities	$354	$178
Total current liabilities	354	178
Note payable	2,533	2,517
Total liabilities	2,887	2,695
STOCKHOLDERS' EQUITY:
Preferred stock, $.0001 par value; 5,000 shares authorized; none issued	—	—
Common stock, $.0001 par value; 100,000 shares authorized; 29,348 and 29,282 shares issued and 28,918 and 28,574 outstanding at December 31, 2005 and 2004, respectively	2	2
Additional paid-in capital	234,400	234,350
Unearned stock compensation	(108)	(135)
Accumulated other comprehensive loss	(4)	—
Accumulated deficit	(221,982)	(222,189)
Total stockholders’ equity	12,308	12,028
Total liabilities and stockholders' equity	$15,195	$14,723

NET PERCEPTIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	THREE MONTHS ENDED DECEMBER 31,		YEARS ENDED DECEMBER 31,

	2005	2004	2005	2004

REVENUES:
Product	$—	$—	$—	$405
Services, maintenance and royalty	59	30	118	522
Total revenues	59	30	118	927
COST OF REVENUES:
Service, maintenance and royalty	—	4	—	220
Total cost of revenues	—	4	—	220
GROSS MARGIN	59	26	118	707
OPERATING EXPENSES:
Research and development	—	—	—	250
General and administrative	276	332	553	2,428
Gain on sale of patents	—	—	—	(1,800)
(Gain)/loss from litigation settlement	1	—	(223)	—
Restructuring related charges and impairments	—	—	—	(7)
Total operating expenses	277	332	330	871
LOSS FROM OPERATIONS	(218)	(306)	(212)	(164)
INTEREST INCOME	142	66	454	172
INTEREST EXPENSE	(13)	(27)	(68)	(75)
OTHER INCOME (EXPENSE), NET	(42)	(89)	33	6
NET INCOME/(LOSS)	$(131)	$(356)	$207	$(61)
Net loss per common share:
Basic	$(0.00)	$(0.01)	$0.01	$(0.00)
Diluted	$(0.00)	$(0.01)	$0.01	$(0.00)
Weighted average shares outstanding:
Basic	28,918	28,916	28,918	28,574
Diluted	28,918	28,916	33,438	28,574

NET PERCEPTIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2005	2004

Cash flows from operating activities:
Net income (loss)	$207	$(61)
Reconciliation of net income (loss) to net cash provided by operating activities:
Provision for doubtful accounts	—	(22)
Amortization of debt issuance costs	29	49
Amortization of discount on notes payable	16	40
Stock based compensation	77	245
Restructuring related charges and impairments	—	(7)
Amortization of discount on investments, net	(174)	—
Changes in assets and liabilities:
Accounts receivable	—	377
Prepaid expenses and other current assets	(83)	441
Other assets	—	35
Accrued liabilities	176	(573)
Deferred revenue	—	(380)
Other liabilities	—	(30)
Net cash provided by operating activities	248	114

Cash flows from investing activities:
Purchases of short-term investments and marketable securities	(20,539)	—
Sales and maturities of short-term investments and marketable securities	6,050	—
Net cash used in investing activities	(14,489)	—

Cash flows from financing activities:
Proceeds from exercise of stock options and warrants, net of stock repurchases	—	153
Proceeds from issuance of convertible subordinate note, net of offering costs of $288	—	2,245
Net cash provided by financing activities	—	2,398

Net (decrease) increase in cash and cash equivalents	(14,241)	2,512
Cash and cash equivalents at beginning of year	14,444	11,932
Cash and cash equivalents at end of year	$203	$14,444